Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP ATTORNEYS AT LAW 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607 PO Drawer 17803, Raleigh, NC 27619 P: 919.781.4000 F: 919.781.4865 www.wyrick.com

December 20, 2024

Board of Directors

Fathom Holdings Inc.

2000 Regency Parkway Drive, Suite 300

Cary, North Carolina 27518

Re:	Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Fathom Holdings Inc., a North Carolina corporation (the “Company”), in connection with the registration statement on Form S-3 filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the resale from time to time by the selling stockholders listed in the Registration Statement under the heading “Selling Stockholders” of (i) up to 1,176,471 shares (the “Conversion Shares”) of our common stock, no par value per share (the “Common Stock”), issuable upon the conversion of senior secured convertible promissory notes (the “Notes”), and (ii) up to 117,647 shares of our Common Stock that may be issued to pay interest on the Notes (the “Interest Shares,” and together with the Conversion Shares, the “Shares”). The Shares may be resold as set forth in the Registration Statement, any amendments thereto, and the prospectus contained therein filed pursuant to the rules and regulations promulgated under the Act.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the genuineness of all signatures, the lack of any undisclosed termination, modification, waiver, or amendment to any document reviewed by us, and the due authorization, execution, and delivery of all documents by the Company’s shareholders where due authorization, execution, and delivery are prerequisites to the effectiveness thereof.

Based upon and subject to the foregoing and the additional limitations, qualifications, exceptions and assumptions set forth below, it is our opinion that the Shares, when issued in accordance with the provisions of the Notes, will be validly issued, fully paid and non-assessable.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the State of North Carolina and reported judicial decisions relating thereto.

Fathom Holdings Inc.

December 20, 2024

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is intended solely for use in connection with the sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.

We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Sincerely,

/s/ Wyrick Robbins Yates & Ponton LLP